NEWS RELEASE

For Immediate Release	Contact:	Deanna Hart	Barbara Thompson
January 26, 2024		Investor Relations	Corporate Communications
		919-716-2137	919-716-2716

FIRST CITIZENS BANCSHARES REPORTS FOURTH QUARTER 2023 EARNINGS

RALEIGH, N.C. -- First Citizens BancShares, Inc. (“BancShares”) (Nasdaq: FCNCA) reported earnings for the fourth quarter ended December 31, 2023.

Chairman and CEO Frank B. Holding, Jr. said: “Our fourth quarter financial results remained solid as we completed what was a truly exceptional year. While celebrating our bank’s 125th anniversary, we completed our integration with CIT and finished strong with the stabilization of SVB, all while our teams continued to support our clients. We now look forward to 2024, remaining focused on prudent risk management, growing our core lines of business, and maintaining solid capital and liquidity positions. We continue to be well-positioned to deliver strong financial results and long-term tangible book value growth for our stockholders.”

FINANCIAL HIGHLIGHTS

Measures referenced as adjusted below are non-GAAP financial measures (refer to the Financial Supplement available at ir.firstcitizens.com or www.sec.gov for a reconciliation of each non-GAAP measure to the most directly comparable GAAP measure). Net income for the three months ended December 31, 2023 was $514 million compared to $752 million for the three months ended September 30, 2023. Net income available to common stockholders for the three months ended December 31, 2023 was $499 million, or $34.33 per diluted common share, a $238 million decrease from $737 million, or $50.67 per diluted common share, in the third quarter of 2023.

For the fourth quarter, adjusted net income available to common stockholders was $678 million, or $46.58 per diluted common share, a $135 million decrease from $813 million, or $55.92 per diluted common share, in the third quarter of 2023.

Fourth quarter 2023 results were impacted by the following notable items to arrive at adjusted net income available to common stockholders:
•Acquisition-related expenses of $116 million,
•Decrease in the preliminary gain on acquisition of $83 million,
•FDIC insurance special assessment of $64 million,
•Intangible asset amortization of $17 million,
•Fair value adjustment on marketable equity securities of $9 million.
Financial highlights comparing significant components of net income and adjusted net income from the fourth quarter of 2023 to the third quarter of 2023 are summarized below:
•Net interest income totaled $1.91 billion compared to $1.99 billion in the third quarter. The $79 million decrease in net interest income was due to a $86 million increase in interest expense, partially offset by a $7 million increase in interest income.

•Interest income was $3.12 billion compared to $3.11 billion in the third quarter. The $7 million increase in interest income was due to an increase of $61 million in interest on investment securities from a higher average balance and increased yield, partially offset by a $35 million decrease in interest on loans and a $19 million decrease in interest on interest-earning deposits at banks. The decline in interest on loans was due to a $77 million decrease in loan accretion, primarily related to the acquisition of Silicon Valley Bridge Bank, N.A. (the “Acquisition”), partially offset by a $42 million increase in interest income on loans due to a higher yield. The $19 million decline in interest income on interest-earning deposits at banks was due to a lower average balance resulting from purchases of short duration investment securities.
•Interest expense was $1.21 billion compared to $1.12 billion in the third quarter. The $86 million increase in interest expense was due to a $96 million increase in interest expense on deposits, primarily from growth in the Direct Bank and a higher rate paid, partially offset by a $10 million decrease in borrowing costs from a lower rate paid and a lower average balance.
•Net interest margin was 3.86%, a decrease of 21 basis points compared to the third quarter. The yield on interest-earning assets was 6.30%, a decrease of 7 basis points from the third quarter. The decrease in yield on interest-earning assets was primarily due to a decrease of 9 basis points in the yield on loans, including a decrease of 16 basis points from lower loan accretion, which was partially offset by higher yields on loans. The rate on interest-bearing liabilities increased 17 basis points, primarily due to higher rates paid and average balances for interest-bearing deposits.
•Noninterest income totaled $543 million, a decrease of $72 million compared to the third quarter. The decrease was mainly due to a fourth quarter reduction of $83 million in the gain on acquisition as we further refined income tax estimates related to the Acquisition. This decrease was partially offset by the $12 million realized loss in the prior quarter from the sale of the municipal bond portfolio acquired in the Acquisition and a $10 million increase in the net fair value adjustment on marketable equity securities.
•Adjusted noninterest income totaled $455 million in the fourth quarter compared to $468 million in the third quarter, a decrease of $13 million. The decrease was primarily driven by an $11 million decrease in other noninterest income from a decline in the fair value of customer derivative positions as a result of declining interest rates, a $5 million decrease in adjusted rental income on operating lease equipment due to higher maintenance costs, and a $5 million decrease in cardholder services due to lower volume and higher rewards expense. The declines were partially offset by higher capital markets fees that led to a $9 million increase in fee income and other service charges.
•Noninterest expense totaled $1.49 billion compared to $1.42 billion in the third quarter, an increase of $76 million. The increase was largely related to the FDIC insurance special assessment in the amount of $64 million. Adjusted noninterest expense totaled $1.14 billion compared to $1.13 billion in the third quarter, an increase of $3 million. The increases in adjusted noninterest expense were primarily due to increases of $12 million in professional fees, $12 million in other noninterest expense, and $11 million in third-party processing fees, partially offset by an $18 million decrease in FDIC insurance expense and a $13 million decrease in salaries and benefits.

BALANCE SHEET SUMMARY
•Loans and leases totaled $133.30 billion at December 31, 2023, an increase of $100 million compared to $133.20 billion as of September 30, 2023. The increase was mostly related to $1.25 billion of growth in the General Bank (10.8% annualized) and $716 million of growth in the Commercial Bank (9.4% annualized). General Bank growth was primarily related to commercial and business loan growth in the branch network. Commercial Bank growth was driven primarily by strong performance in many of our industry verticals and middle market banking. The increases were partially offset by a $1.85 billion decline in the Silicon Valley Banking segment (the “SVB segment”), mostly concentrated in Global Fund Banking and Technology and Healthcare Banking portfolios.
•Total investment securities were $30.00 billion at December 31, 2023, an increase of $3.18 billion since September 30, 2023. The increase was primarily due to purchases of approximately $4.33 billion in short duration U.S. Treasury and U.S. agency mortgage-backed investment securities available for sale during the quarter, which were partially offset by paydowns and maturities.
•Deposits totaled $145.85 billion at December 31, 2023, a decrease of $379 million, or 1.0% on an annualized basis, since September 30, 2023. Deposits grew by $1.63 billion in the General Banking segment, mainly due to a $2.02 billion increase in the Direct Bank, partially offset by a $492 million decrease in the branch network as a result of seasonal outflows. Deposits in the SVB segment declined by $1.49 billion, primarily due to continued client cash burn and muted fund raising activity in the innovation economy.
•Noninterest-bearing deposits represented 27.3% of total deposits as of December 31, 2023, compared to 29.5% at September 30, 2023. The cost of average total deposits was 2.35% for the fourth quarter, compared to 2.12% for the third quarter. While the cost of deposits increased 23 basis points, the pace decelerated from prior quarters.
•Funding mix remained stable with 79.5% of the total funding composed of deposits.

PROVISION FOR CREDIT LOSSES AND CREDIT QUALITY

•Provision for credit losses totaled $249 million for the fourth quarter compared to $192 million in the third quarter, an increase of $57 million. Fourth quarter provision for credit losses included $251 million for loan and lease losses, partially offset by a $2 million benefit for off-balance sheet credit exposure.
•The provision for loan and lease losses increased $39 million, primarily related to a net reserve build driven by specific reserves on individually evaluated loans as net charge-offs were flat over the prior quarter.
•The benefit for off-balance sheet credit exposure decreased $15 million, primarily due to a higher decline in unfunded commitments during the prior quarter.
•The benefit for credit losses for investment securities available for sale decreased $3 million compared to the third quarter.
•Net charge-offs totaled $177 million during the fourth quarter, representing 0.53% of average loans, compared to $176 million, or 0.53% of average loans, during the third quarter. Net charge-offs in the Commercial Bank were $94 million, an increase of $36 million from the third quarter, and were primarily in Equipment Finance, real estate finance and the energy vertical. Net charge-offs in the SVB segment were $65 million, a decrease of $35 million from the third quarter, and were primarily concentrated in the investor dependent portfolios. Net charge-offs in the General Bank were unchanged at $18 million.
•Nonaccrual loans were $969 million, or 0.73% of loans, at December 31, 2023, compared to $899 million, or 0.68% of loans, at September 30, 2023.
•The allowance for loan and lease losses totaled $1.75 billion, or 1.31% of total loans, at December 31, 2023, an increase of $74 million compared to the third quarter of 2023. The $74 million reserve build for the quarter was primarily the result of mild credit quality deterioration in our commercial portfolios, including general office, increases in specific reserves in the investor dependent portfolio and changes in the macroeconomic forecasts.

CAPITAL AND LIQUIDITY

•Capital position remains strong and capital ratios are well above regulatory requirements. The estimated total risk-based capital, Tier 1 risk-based capital, Common equity Tier 1 risk-based capital, and Tier 1 leverage ratios were 15.74%, 13.94% , 13.36% , and 9.83%, respectively, at December 31, 2023.
•During the fourth quarter, a dividend of $1.64 per share of common stock was declared.
•Liquidity position remains strong as liquid assets were $57.28 billion at December 31, 2023 compared to $57.02 billion at September 30, 2023.

EARNINGS CALL/ WEBCAST DETAILS
BancShares will host a conference call to discuss the company's financial results on Friday, January 26, 2024, at 9:00 a.m. Eastern time.
The call may be accessed via webcast on the company’s website at ir.firstcitizens.com, or through the dial in details below:
United States: 1-833-470-1428
Canada: 1-833-950-0062
All other locations: 1-929-526-1599
Access code: 268898

Our earnings release, investor presentation, and financial supplement are available at ir.firstcitizens.com. In addition, these materials will be furnished to the Securities and Exchange Commission (the “SEC”) on a Form 8-K and will be available on the SEC website at www.sec.gov. After the event, a replay of the call will be available via webcast at ir.firstcitizens.com.

ABOUT FIRST CITIZENS BANCSHARES
First Citizens BancShares, Inc., a top 20 U.S. financial institution with more than $200 billion in assets, is the financial holding company for First-Citizens Bank & Trust Company ("First Citizens Bank"). Headquartered in Raleigh, N.C., First Citizens Bank has built a unique legacy of strength, stability and long-term thinking that has spanned generations. First Citizens offers an array of general banking services including a network of more than 500 branches and offices in 30 states; commercial banking expertise delivering best-in-class lending, leasing and other financial services coast to coast; innovation banking serving businesses at every stage; and a nationwide direct bank. Discover more at firstcitizens.com.

FORWARD-LOOKING STATEMENTS
This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans, asset quality, future performance, and other strategic goals of BancShares. Words such as “anticipates,” “believes,” “estimates,” “expects,” “predicts,” “forecasts,” “intends,” “plans,” “projects,” “targets,” “designed,” “could,” “may,” “should,” “will,” “potential,” “continue,” “aims” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on BancShares’ current expectations and assumptions regarding BancShares’ business, the economy, and other future conditions.

Because forward-looking statements relate to future results and occurrences, they are subject to inherent risks, uncertainties, changes in circumstances and other risk factors that are difficult to predict. Many possible events or factors could affect BancShares’ future financial results and performance and could cause the actual results, performance or achievements of BancShares to differ materially from any anticipated results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, general competitive, economic, political, geopolitical events (including conflicts in Ukraine, Israel and the Gaza Strip) and market conditions, including changes in competitive pressures among financial institutions and the impacts related to or resulting from recent bank failures and other volatility, the financial success or changing conditions or strategies of BancShares’ vendors or customers, including changes in demand for deposits, loans and other financial services, fluctuations in interest rates, changes in the quality or composition of BancShares’ loan or investment portfolio, actions of government regulators, including the recent interest rate hikes by the Board of Governors of the Federal Reserve Board (the “Federal Reserve”), changes to estimates of future costs and benefits of actions taken by BancShares, BancShares’ ability to maintain adequate sources of funding and liquidity, the potential impact of decisions by the Federal Reserve on BancShares’ capital plans, adverse developments with respect to U.S. or global economic conditions, including the significant turbulence in the capital or financial markets, the impact of the current inflationary environment, the impact of implementation and compliance with current or proposed laws, regulations and regulatory interpretations, including potential increased regulatory requirements, limitations, and costs, such as FDIC special assessments and the interagency proposed rule on regulatory capital, along with the risk that such laws, regulations and regulatory interpretations may change, the availability of capital and personnel, and the failure to realize the anticipated benefits of BancShares’ previous acquisition transactions, including the Acquisition and the previously completed transaction with CIT Group Inc. (“CIT”), which acquisition risks include (1) disruption from the transactions with customer, supplier or employee relationships, (2) the possibility that the amount of the costs, fees, expenses and charges related to the transactions may be greater than anticipated, including as a result of unexpected or unknown factors, events or liabilities or increased regulatory compliance obligations or oversight, (3) reputational risk and the reaction of the parties’ customers to the transactions, (4) the risk that the cost savings and any revenue synergies from the transactions may not be realized or take longer than anticipated to be realized, (5) difficulties experienced in completing the integration of the businesses, (6) the ability to retain customers following the transactions and (7) adjustments to BancShares’ estimated purchase accounting impacts of the Acquisition.

Except to the extent required by applicable laws or regulations, BancShares disclaims any obligation to update forward-looking statements or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Additional factors which could affect the forward-looking statements can be found in BancShares’ Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and in BancShares’ subsequent quarterly reports on Form 10-Q and its other filings with the SEC.

NON-GAAP MEASURES
Certain measures in this release and supporting tables, including those referenced as “Adjusted,” are “non-GAAP”, meaning they are not presented in accordance with generally accepted accounting principles in the U.S. and also are not codified in U.S. banking regulations currently applicable to BancShares. BancShares believes that non-GAAP financial measures, when reviewed in conjunction with GAAP financial information, can provide transparency about or an alternative means of assessing its operating results and financial position to its investors, analysts and management. Each non-GAAP measure is reconciled to the most comparable GAAP measure in the non-GAAP reconciliation. This information can be found in the Financial Supplement located in the Quarterly Results section of our website at https://ir.firstcitizens.com/financial-information/quarterly-results/default.aspx.